Holt's Cigar Holdings, Inc.
                   Supplemental Pro Forma Net Income Per Share



                                     Year Ended                Six Months                       Six Months
                                   March 31, 1997        Ended September 30, 1996         Ended September 30, 1997
                                   --------------        ------------------------         ------------------------
Pro forma net income                 $1,698,907                $  736,850                       $1,942,083
                                     ----------                ----------                       ----------

Reversal of interest
expense, net of tax, on
assumed payment of debt as
of beginning of period                   44,000                    16,778                            8,347

Supplemental pro forma
net income                           $1,742,907                $  753,628                       $1,950,430
                                     ----------                ----------                       ----------

Weighted average shares
outstanding                           4,020,000                 4,020,000                        4,020,000

Equivalent shares necessary
to fund distributions to
shareholders in excess of
earnings                                 81,701                    81,701                           81,701

Equivalent shares necessary
to fund payment of debt                  34,160                    36,994                           40,551
                                     ----------                ----------                       ----------
Supplemental pro forma weighted
average shares outstanding            4,135,861                 4,138,695                        4,142,252
                                     ----------                ----------                       ----------

Supplemental pro forma
net income per share                 $     0.42                $     0.18                       $     0.47
                                     ==========                ==========                       ==========
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